Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Greg Ambro Executive Vice President, Chief Operating Officer (559) 434-4800 Financial Dynamics: Leigh Parrish, Stephanie Rich (212) 850-5651, (212) 850-5706

DISTRIBUTION: NORTHERN CALIFORNIA NEWS LINE: SFGOT/ESFGOT

FOR RELEASE ON DAY, SEPTEMBER 17TH at 7:30 A.M. E.D.T.

GOTTSCHALKS ANNOUNCES NEW SHARE REPURCHASE PROGRAM UNDER
THE VALUE IMPROVEMENT PROGRAM

~Company Plans to Buy Back Up to Two Million Shares Over the Next Year~

FRESNO, CA - September 17, 2007 - Gottschalks Inc. (NYSE: GOT) today announced that its Board of Directors has approved the repurchase of up to two million shares of its common stock over the next twelve months. Purchases may be made at management's discretion in the open market and in privately negotiated transactions as market and business conditions warrant. The Company will finance the purchase of the shares through cash and borrowings upon the completion of its newly amended credit agreement with GE Financing.

Jim Famalette, Chairman and Chief Executive Officer of Gottschalks, commented, "Maximizing shareholder value is a major cornerstone of our Value Improvement Program, and we believe that the commitment to repurchase shares is a key component of our overall efforts in this area. The repurchase of our common stock at current price levels represents an attractive use of our capital and reflects the confidence that we have in the long-term potential of our business."

Value Improvement Program

As recently announced, the Company has launched a Value Improvement Program (V.I.P) which encompasses a series of new aggressive initiatives being implemented to increase sales, improve the Company's operating performance, maximize shareholder value and position Gottschalks for long-term growth.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 59 department stores and 4 specialty apparel stores in six western states, including California (38), Washington (8), Alaska (5), Oregon (4), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS PRESENTLY DOES NOT INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

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